Exhibit 16.1
November 7, 2005
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, D.C. 20549

Re:	Great Western Land and Recreation, Inc.
File No. 0-18808
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K/A of Great Western Land and Recreation, Inc. dated November 1, 2005, and agree with the statements concerning our Firm contained therein.
Very truly yours,
GRANT THORNTON, LLP
/s/ Grant Thornton, LLP